Exhibit 10.3

FORM OF

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of July 25, 2022, by and among DHC Acquisition Corp, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation) (the “Acquiror”), and each of the stockholder parties identified on Exhibit A hereto (collectively, the “Stockholder Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A.    The Acquiror, Glory Merger Subsidiary Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror, and With Purpose, Inc., a Delaware corporation doing business as GloriFi, Inc. (the “Company”) entered into a Business Combination Agreement and Plan of Reorganization dated as of July 25, 2022 (the “Business Combination Agreement”).

B.    Pursuant to the Business Combination Agreement, the Acquiror will become the 100% stockholder of the Company (the “Transaction”).

C.    The Stockholder Parties are the record and/or beneficial owners of equity securities of the Company, which will be exchanged for common stock and/or other equity securities of the Acquiror pursuant to the Business Combination Agreement.

D.    As a condition of, and as a material inducement for the Acquiror to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder Parties have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    Lock-Up.

(a)    During the Lock-up Period (as defined below), each Stockholder Party irrevocably agrees that it, he or she will not (i) sale, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, in each case with respect to any Lock-up Shares (as defined below), (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of any Lock-up Shares, in cash or otherwise, or engage in any Short Sales (as defined below) with respect to any Lock-Up Shares or (iii) publicly disclose the intention to effect any transaction specified in clauses (i) or (ii).

(b)    In furtherance of the foregoing, Acquiror will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Acquiror’s transfer agent not to process any attempts by a Stockholder Party to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)    For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)    For purpose of this Agreement, the “Lock-up Period” means the earlier of (i) the date this is 180 days following the Closing Date, (ii) the date on which the last reported sale price of shares of Acquiror Class A Common Stock equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing Date on the Nasdaq Capital Market (or the exchange on which the shares of Acquiror Class A Common Stock are then listed), and (iii) the date specified in a written waiver of the provisions of this Agreement duly executed by the Sponsor and the Acquiror.

The restrictions set forth herein shall not apply to: (1) in the case of Stockholder Party that is an entity, as part of a distribution to a Stockholder Party’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of a Stockholder Party’s immediate family or to a trust, the beneficiary of which is such Stockholder Party or a member of such Stockholder Party’s immediate family for estate planning purposes; (3) transfers by virtue of the laws of descent and distribution upon death of a Stockholder Party; (4) transfers pursuant to a qualified domestic relations order; or (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in the PIPE or in open market transactions); provided, however, that in the case of clauses (1) through (4), such permitted transferees must enter into a written agreement, in substantially the form of this Lock-Up Agreement agreeing to be bound by the transfer restrictions in this Section 1 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder Party and not to the immediate family of the transferee). For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

In addition, the restrictions set forth herein shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in a Change of Control; provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Lock-up Shares shall remain subject to the restrictions set forth herein. A “Change of Control” means (whether by tender offer, merger, consolidation, asset sale or other similar transaction, whether in one or a series of related transactions) that results in: (a) in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership of 50% or more of the outstanding voting securities of Acquiror (or any successor to Acquiror), directly or indirectly, immediately following such transaction, provided that any transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding shares of Acquiror Common Stock (or at least 50% of the combined voting power of the then outstanding shares of any successor to Acquiror or any parent company of Acquiror issued in exchange for Acquiror Common Stock) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of at least 50% of the shares of Acquiror Common Stock outstanding immediately prior to such transaction (or series of related transactions), shall not be deemed a “Change of Control” or (b) a sale or disposition of all or substantially all of the assets of Acquiror (or any successor to Acquiror) and its Subsidiaries on a consolidated basis. In the event that all or a portion of shares of Acquiror Common Stock subject to any other lock-up agreement entered into, or otherwise applicable, in connection with the Transaction are released early from the transfer restrictions of such other lock-up agreement (whether by release, waiver, amendment, modification, termination or otherwise) following the date hereof, the Lock-up Shares subject to this Agreement shall be similarly released from the restrictions in this Section 1 on a pro rata basis.

2.    Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform his, her or its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3.    Beneficial Ownership. Each Stockholder Party hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock or other securities of Acquiror, or any economic interest in or derivative of such stock or securities or interest convertible or exercisable into shares of capital stock or other securities of Acquiror, other than those securities received as consideration in the Transaction pursuant to Section 3.01 of the Business Combination Agreement. For purposes of this Agreement, (a) the shares of the Acquiror Common Stock received by each Stockholder Party as consideration in the Transaction pursuant to Section 3.01 of the Business Combination Agreement, (b) any shares of Acquiror Common Stock issuable upon the exercise of any Exchanged Options, (c) any shares of Acquiror Common Stock subject to any Acquiror Restricted Stock Unit upon the settlement of such Acquiror Restricted Stock Unit and (d) any securities convertible into or exercisable or exchangeable for Acquiror Common Stock into which any securities of the Company are converted pursuant to the Business Combination Agreement are collectively referred to as the “Lock-up Shares.”

4.    No Additional Fees/Payment. The parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Stockholder Parties in connection with this Agreement.

5.    Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation (unless an undelivered message is received by the sender); or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Acquiror, to:

DHC Acquisition Corp

535 Silicon Drive, Suite 100

Southlake, TX 76092

Attention: Christopher Gaertner

Email: chris@integrity.partners

(b)	If to a Stockholder Party, to the address set forth on such Stockholder Party’s signature page hereto, with a copy, which shall not constitute notice, to:

[●]

Attention: [●]

Phone: [●]

E-mail: [●]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.    Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.    Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.    Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Stockholder Party hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Acquiror and its successors and assigns.

9.    Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.    Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.    Governing Law; Jurisdiction; Venue. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware. The parties hereto (a) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14.    Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DHC ACQUISITION CORP

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

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By:
Name:

Address:
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Exhibit A

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